Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2014 FOURTH QUARTER AND FULL YEAR RESULTS AND
PROVIDES 2015 GUIDANCE

MORRISTOWN, NJ, FEBRUARY 11, 2015 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a leading global owner and operator of Energy-from-Waste ("EfW") projects, reported financial results today for the three and twelve months ended December 31, 2014.

Continuing Operations	FY 2013	FY 2014	FY 2014 Guidance (1)
(Unaudited, $ in millions, except per share amounts)
Revenue	$ 1,630	$ 1,682	N/A
Net Income (Loss) from Continuing Operations	$ 45	$ (6)	N/A
Adjusted EBITDA	$ 494	$ 474	$470 - $500
Free Cash Flow	$ 245	$ 240	$170 - $210
Adjusted EPS	$ 0.38	$ 0.39	$0.35 - $.050

Full Year 2014 Highlights:

•	Commenced construction of Dublin EfW facility

•	Won Pinellas County, FL EfW facility operating contract and commenced operations

•	Record recycled metal and special waste volumes and revenue

•	Executed waste and service contracts totaling approximately 4 million tons per year - continued track record of successfully extending long-term client relationships

•	Launched efficiency improvement initiative - on track to deliver $30 million in Adjusted EBITDA benefit in 2015

•	Extended expected benefit of tax NOL into late decade

•	Increased regular dividend by 52% to $1.00 per share (annualized)

“I am very pleased with our team’s performance. We delivered a solid year operationally and financially, and we positioned Covanta for long-term growth with a number of strategic wins, most notably commencing construction of the Dublin facility and winning a new contract to operate the Pinellas facility. Furthermore, we continued our track record of successfully extending waste and service contracts, our organic growth initiatives are delivering results and we announced an important efficiency improvement program that will benefit 2015,” stated Anthony Orlando, Covanta’s President and CEO.
_______________________________
(1) Reaffirmed As of October 22, 2014.

Stephen J. Jones, Covanta’s incoming President and CEO, further stated, “I am extremely excited for the opportunity to lead such a dynamic organization. The Company has a solid base business that generates strong free cash flow, which allows us tremendous flexibility to invest in strategic growth opportunities while also returning capital to shareholders. I’m looking forward to joining the best team in the industry, which is always focused on improving operations to better serve our clients, and engaging with all of Covanta’s stakeholders.”

Full Year 2014 - From Continuing Operations
For the twelve months ended December 31, 2014, total revenues increased by $52 million to $1,682 million from $1,630 million in 2013. The primary driver for the increase was North America EfW revenue, which increased by $39 million.

Same store North America EfW revenue increased by $49 million as follows:

•	waste and service revenues increased by $14 million;

•	energy revenues increased by $17 million, driven by an $11 million increase related to higher prices and a $7 million increase related to higher energy production; and

•
recycled metals revenues increased by $17 million, driven by a $13 million increase in volume, primarily as a result of capital investment to increase recovery rates, and a $5 million increase due to higher market prices.

Also within North America EfW revenue, contract transitions, including lower debt service revenues, resulted in a decrease of $18 million. Transactions, primarily related to the full year impact from the Camden facility acquisition, increased revenue by $11 million.

Other operating revenues decreased by $21 million, primarily due to lower construction revenue, while non-EfW waste and services revenues in the North America segment increased by $19 million, primarily due to transfer stations acquired in the fourth quarter of 2013.

All other energy revenue (non-EfW operations) increased by $10 million on a consolidated basis, driven by a $2 million increase in revenue from biomass operations due to higher energy prices and $8 million in higher steam revenue from a facility in China.

Excluding write-offs (2), operating expenses increased by $81 million to $1,475 million. The year-over-year increase was primarily due to:

•
a $23 million increase in North America EfW plant operating expenses primarily resulting from an $11 million increase in EfW same store plant operating expenses and an $11 million increase due to transactions;

•
a $40 million increase in North America segment non-EfW plant operating expenses, primarily related to additional expenses from transfer stations acquired in the fourth quarter of 2013, higher wood fuel cost at our biomass facilities, higher employee incentive compensation, and other expenses related to increased revenue as noted above, partially offset by the benefit of higher renewable energy credits, which are accounted for as a contra expense; and

•
a $15 million increase in consolidated general and administrative expenses, primarily due to higher non-cash stock compensation and expenses incurred related to the implementation of our cost efficiency initiatives.

___________________________________________________________________
(2) 2014 and 2013 include net write-offs of $64 million and $15 million, respectively.

Excluding write-offs (2), operating income decreased by $29 million to $207 million in 2014 due to the revenue and expense items noted above.

Adjusted EBITDA declined by $20 million on a year-over-year basis to $474 million due to contract transitions (primarily a reduction in debt service billings), higher scheduled plant maintenance expense, lower construction profit, and one-time gains that occurred in 2013.

Free Cash Flow declined by $5 million to $240 million, primarily as a result of lower Adjusted EBITDA and higher maintenance capital expenditures, partially offset by favorable working capital changes.

Adjusted EPS increased by $0.01 to $0.39. The increase was driven by lower book interest expense and higher equity income, partially offset by lower operating income.

Shareholder Returns
In 2014, the Company increased its cash dividend to $1.00 per share on annualized basis and returned $114 million in dividends to shareholders during the year.

Fourth Quarter Results - From Continuing Operations
For the three months ended December 31, 2014 compared to the same period last year:

•	Total revenues increased $13 million (3%) to $435 million;

•	Adjusted EBITDA decreased $21 million to $131 million;

•	Free Cash Flow increased $21 million to $54 million; and

•	Adjusted EPS decreased by $0.12 to $0.06.

2015 Guidance
The Company is establishing guidance for 2015 for the following key metrics:

Continuing Operations
(In millions)

Metric	2014 Actual	2015 Guidance Range
Adjusted EBITDA	$ 474	$ 450 - $ 490
Free Cash Flow	$ 240	$ 200 - $ 240

Brad Helgeson, Covanta’s CFO, stated, “Our guidance for 2015 reflects benefits of several new contracts generating revenue and our efficiency initiatives, but also reflects the recent meaningful decline in energy and scrap metal market prices. Despite the current commodity price environment, the business continues to generate significant cash flow, and we remain squarely focused on executing our plan in 2015, returning capital to shareholders through our dividend and investing for growth over the long-term.”

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Thursday, February 12, 2015 to discuss its fourth quarter and full year results. The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-800-860-2442 approximately 10 minutes prior to the scheduled start of the call. If calling from

Canada, please dial 1-866-605-3852. If calling outside of the United States and Canada, please dial 1-412-858-4600. Please request the “Covanta Holding Corporation call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found on the Investor Relations section of the Covanta website at www.covanta.com.

A replay will be available one hour after the end of the conference call through 9:00 AM (Eastern) February 19, 2015. To access the replay, please dial 1-877-344-7529, or from outside of the United States 1-412-317-0088 and use the replay conference ID number 10059534. The webcast will also be archived on www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. The Company's 46 Energy-from-Waste facilities provide communities and businesses around the world with environmentally sound solid waste disposal by using waste to generate clean, renewable energy. Annually, Covanta's modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into clean, renewable electricity to power approximately one million homes and recycle approximately 500,000 tons of metal. Energy-from-Waste facilities reduce greenhouse gases, complement recycling and are a critical component to sustainable solid waste management. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contacts
Alan Katz
1.862.345.5456

IR@covanta.com

Media Contact
James Regan
1.862.345.5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited) (In millions, except per share amounts)
Operating revenues
Waste and service revenues	$272	$266	$1,032	$1,008
Recycled metals revenues	21	21	93	73
Energy revenues	110	109	460	431
Other operating revenues	32	26	97	118
Total operating revenues	435	422	1,682	1,630
Operating expenses
Plant operating expenses	257	232	1,055	992
Other operating expenses	35	28	101	97
General and administrative expenses	24	20	97	82
Depreciation and amortization expense	54	53	212	210
Net interest expense on project debt	2	3	10	13
Net (gains) write-offs	—	(1)	64	15
Total operating expenses	372	335	1,539	1,409
Operating income	63	87	143	221
Other income (expense)
Investment income	1	—	1	—
Interest expense	(33)	(30)	(125)	(118)
Non-cash convertible debt related expense	—	(7)	(13)	(28)
Loss on extinguishment of debt	—	—	(2)	(1)
Other income, net	(1)	4	(1)	4
Total other expenses	(33)	(33)	(140)	(143)
Income from continuing operations before income tax expense and equity in net income from unconsolidated investments	30	54	3	78
Income tax expense	(38)	(29)	(18)	(40)
Equity in net income from unconsolidated investments	5	2	10	6
(Loss) income from continuing operations	(3)	27	(5)	44
Income (loss) from discontinued operations, net of income tax benefit of $0, $0, $0 and $1, respectively	—	1	—	(52)
Net (Loss) Income	(3)	28	(5)	(8)
Noncontrolling interests:
Less: Net (income) loss from continuing operations attributable to noncontrolling interests in subsidiaries	(1)	—	(1)	1
Net (Loss) Income Attributable to Covanta Holding Corporation	$(4)	$28	$(6)	$(7)

Covanta Holding Corporation
Consolidated Statements of Operations (continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited) (In millions, except per share amounts)
Amounts Attributable to Covanta Holding Corporation stockholders:
Continuing operations	$(4)	$27	$(6)	$45
Discontinued operations	—	1	—	(52)
Net (Loss) Income Attributable to Covanta Holding Corporation	$(4)	$28	$(6)	$(7)

(Loss) Earnings Per Share Attributable to Covanta Holding Corporation stockholders:
Basic
Continuing operations	$(0.03)	$0.21	$(0.05)	$0.35
Discontinued operations	—	0.01	—	(0.40)
Covanta Holding Corporation	$(0.03)	$0.22	$(0.05)	$(0.05)
Weighted Average Shares	131	129	130	129

Diluted
Continuing operations	$(0.03)	$0.21	$(0.05)	$0.35
Discontinued operations	—	0.01	—	(0.40)
Covanta Holding Corporation	$(0.03)	$0.22	$(0.05)	$(0.05)
Weighted Average Shares	131	130	130	130

Cash Dividend Declared Per Share:	$0.25	$0.165	$0.86	$0.66

Supplemental Information - Non-GAAP
Adjusted EPS (a)	$0.06	$0.18	$0.39	$0.38

(a) For additional information, see Exhibit 4 of this Press Release.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	As of December 31,
	2014	2013
	(Unaudited)
	(In millions, except per share amounts)
ASSETS
Current:
Cash and cash equivalents	$91	$195
Restricted funds held in trust	105	41
Receivables (less allowances of $6 and $4, respectively)	302	264
Unbilled service receivables	8	16
Deferred income taxes	21	25
Note Hedge	—	78
Prepaid expenses and other current assets	95	100
Assets held for sale	—	71
Total Current Assets	622	790
Property, plant and equipment, net	2,667	2,636
Restricted funds held in trust	91	126
Unbilled service receivables	8	13
Waste, service and energy contract intangibles, net	316	364
Other intangible assets, net	17	20
Goodwill	276	249
Investments in investees and joint ventures	46	47
Other assets	170	133
Total Assets	$4,213	$4,378
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt (a)	$5	$528
Current portion of project debt (a)	40	55
Accounts payable	34	24
Accrued expenses and other current liabilities	303	250
Liabilities held for sale	—	49
Total Current Liabilities	382	906
Long-term debt (a)	1,968	1,557
Project debt (a)	207	181
Deferred income taxes	749	722
Waste, service and other contract intangibles, net	19	30
Other liabilities	103	71
Total Liabilities	3,428	3,467
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 and 136 shares, respectively; outstanding 133 and 130 shares, respectively)	14	14
Additional paid-in capital	805	790
Accumulated other comprehensive loss	(22)	(2)
Accumulated (deficit) earnings	(14)	106
Treasury stock, at par	—	(1)
Total Covanta Holding Corporation stockholders equity	783	907
Noncontrolling interests in subsidiaries	2	4
Total Equity	785	911
Total Liabilities and Equity	$4,213	$4,378

(a) For additional information, see Exhibit 7 of this Press Release.

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Twelve Months Ended December 31,
	2014	2013

OPERATING ACTIVITIES:
Net loss	$(5)	$(8)
Less: Loss from discontinued operations, net of tax expense	—	(52)
(Loss) income from continuing operations	(5)	44
Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization expense	212	210
Net write-offs	64	15
Pension plan settlement gain	—	(6)
Loss on extinguishment of debt	2	1
Non-cash convertible debt related expense	13	28
Stock-based compensation expense	17	15
Deferred income taxes	7	28
Other, net	15	2
Change in restricted funds held in trust	11	20
Change in working capital, net of effects of acquisitions	4	(33)
Net cash provided by operating activities from continuing operations	340	324
Net cash provided by (used in) operating activities of discontinued operations	1	(8)
Net cash provided by operating activities	341	316
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(216)	(188)
Change in restricted funds held in trust	(3)	—
Acquisition of business, net of cash acquired	(13)	(57)
Acquisition of noncontrolling interest in subsidiary	(12)	(14)
Proceeds from the sale of available-for-sale marketable securities	11	—
Payment received for loan issued for the Harrisburg EfW facility	—	9
Property insurance proceeds	2	4
Other, net	(4)	(12)
Net cash used in investing activities from continuing operations	(235)	(258)
Net cash provided by investing activities of discontinued operations	3	—
Net cash used in investing activities	(232)	(258)
FINANCING ACTIVITIES: (a)
Proceeds from borrowings on long-term debt	412	22
Payment of deferred financing costs	(36)	(1)
Principal payments on long-term debt	(557)	(3)
Payments related to Cash Conversion Option	(83)	—
Proceeds from settlement of Note Hedge	83	—
Principal payments on project debt	(52)	(83)
Payments of borrowings on revolving credit facility	(496)	(595)
Proceeds from borrowings on revolving credit facility	531	645
Proceeds from borrowings on project debt	63	—
Proceeds from equipment financing capital lease	63	—
Payment of equipment financing capital lease	(1)	—
Change in restricted funds held in trust	(40)	27
Cash dividends paid to stockholders	(101)	(65)
Common stock repurchased	—	(34)
Other, net	7	(24)
Net cash used in financing activities from continuing operations	(207)	(111)
Net cash (used in) provided by financing activities of discontinued operations	(6)	8
Net cash used in financing activities	(213)	(103)
Effect of exchange rate changes on cash and cash equivalents	(5)	(1)
Net decrease in cash and cash equivalents	(109)	(46)
Cash and cash equivalents at beginning of period	200	246
Cash and cash equivalents at end of period	91	200
Less: Cash and cash equivalents of discontinued operations at end of period	—	5
Cash and cash equivalents of continuing operations at end of period	$91	$195

(a) For additional information, see Exhibit 7 of this Press Release.

Covanta Holding Corporation				Exhibit 4
Reconciliation of Diluted (Loss) Earnings Per Share to Adjusted EPS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited)
Continuing Operations - Diluted (Loss) Income Per Share	$(0.03)	$0.21	$(0.05)	$0.35
Reconciling Items (a)	0.09	(0.03)	0.44	0.03
Adjusted EPS	$0.06	$0.18	$0.39	$0.38

(a) For details related to the Reconciling Items, see Exhibit 4A of this Press Release.

Covanta Holding Corporation				Exhibit 4A
Reconciling Items
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Operating loss related to insurance subsidiaries	$1	$1	$2	$2
Net (gains) write-offs	—	(1)	64	15
Severance and other restructuring (a)	3	2	9	2
Pension plan settlement gain (b)	—	—	—	(6)
Gain related to trust distribution (c)	—	(4)	—	(4)
Loss on extinguishment of debt	—	—	2	1
Loss on derivative instruments not designated as hedging instruments	—	(1)	—	(1)
Effect of foreign exchange loss on indebtedness	1	—	1	—
Other	—	(1)	1	—
Total Reconciling Items, pre-tax	5	(4)	79	9
Proforma income tax impact	2	—	(32)	(5)
ARC purchase accounting adjustment tax impact	4	—	8	—
Grantor trust activity	1	—	1	—
Total Reconciling Items, net of tax	$12	$(4)	$56	$4
Diluted EPS Impact from Reconciling Items	$0.09	$(0.03)	$0.44	$0.03
Weighted Average Diluted Shares Outstanding	131	130	130	130

(a) Includes certain costs incurred in connection with costs savings initiatives.
(b) In 2013, we recorded a defined benefit pension plan settlement gain of $6 million.
(c) In 2013, we recorded a $4 million gain related to a distribution received from an insurance subsidiary grantor trust.

Covanta Holding Corporation					Exhibit 5
Reconciliation of Net (Loss) Income to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,		Full Year Estimated 2015
	2014	2013	2014	2013
	(Unaudited, in millions)
Net (Loss) Income from Continuing Operations Attributable to Covanta Holding Corporation	$(4)	$27	$(6)	$45	$35 - $60
Operating loss related to insurance subsidiaries	1	1	2	2
Depreciation and amortization expense	54	53	212	210	227 - 217
Debt service:
Net interest expense on project debt	2	3	10	13
Interest expense	33	30	125	118
Non-cash convertible debt related expense	—	7	13	28
Investment income	(1)	—	(1)	—
Subtotal debt service	34	40	147	159	145 - 135
Income tax expense	38	29	18	40	20 - 45
Net (gains) write-offs	—	(1)	64	15
Pension plan settlement gain	—	—	—	(6)
Gain related to trust distribution	—	(4)	—	(4)
Loss on extinguishment of debt	—	—	2	1
Net income (loss) attributable to noncontrolling interests in subsidiaries	1	—	1	(1)	0 - 2
Other adjustments:
Debt service billings in excess of revenue recognized	1	—	2	9
Severance and other restructuring	3	2	9	2
Non-cash compensation expense	2	3	17	15
Other non-cash items (a)	1	2	6	7
Subtotal other adjustments	7	7	34	33	23 - 31
Total adjustments	135	125	480	449
Adjusted EBITDA	$131	$152	$474	$494	$450 - $490

(a) Includes certain non-cash items that are added back under the definition of Adjusted EBITDA in Covanta Energy Corporation's credit agreement.

Covanta Holding Corporation	Exhibit 6
Consolidated Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,		Full Year Estimated 2014
	2014	2013	2014	2013
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$76	$49	$340	$324	$310 - $360
Cash flow used in operating activities from insurance subsidiaries	1	4	1	8
Debt service	34	40	147	159	145 - 135
Change in working capital	(3)	69	(4)	33
Change in restricted funds held in trust	3	(3)	(11)	(20)
Non-cash convertible debt related expense	—	(7)	(13)	(28)
Equity in net income from unconsolidated investments	5	2	10	6
Dividends from unconsolidated investments	(1)	—	(11)	(7)
Current tax provision	18	9	11	12
Other	(2)	(11)	4	7
Sub-total	20	59	(14)	3	(5)
Adjusted EBITDA	$131	$152	$474	$494	$450 - $490

Covanta Holding Corporation	Exhibit 7
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,		Full Year Estimated 2015
	2014	2013	2014	2013
	(Unaudited, in millions)

Cash flow provided by operating activities from continuing operations	$76	$49	$340	$324	$310 - $360
Plus: Cash flow used in operating activities from insurance subsidiaries	1	4	1	8
Less: Maintenance capital expenditures (a)	(23)	(20)	(101)	(87)	(110) - (120)
Free Cash Flow	$54	$33	$240	$245	$200 - $240
Weighted Average Diluted Shares Outstanding	131	130	130	130

Uses of Free Cash Flow
Investments:
Acquisition of business, net of cash acquired (b)	$—	$(8)	$(13)	$(57)
Property insurance proceeds	2	—	2	4
Non-maintenance capital expenditures (b)	(41)	(28)	(115)	(101)
Change in restricted funds held in trust for project development	17	—	(3)	—
Other growth investments (b)	2	(1)	(15)	(4)
Other investing activities, net (c)	9	9	10	(13)
Total investments	$(11)	$(28)	$(134)	$(171)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(32)	$(20)	$(101)	$(65)
Common stock repurchased	—	—	—	(34)
Total return of capital to stockholders	$(32)	$(20)	$(101)	$(99)

Capital raising activities:
Net proceeds from issuance of corporate debt(d)(e)	$—	$—	$405	$21
Net proceeds from issuance of project debt (f)	—	—	—	—
Net proceeds from equipment capital leases (g)	16	—	63	—
Net proceeds from the exercise of options for common stock	9	—	10	1
Other financing activities, net	5	(7)	(3)	(25)
Net proceeds from capital raising activities	$30	$(7)	$475	$(3)

Debt repayments:
Net cash used for scheduled principal payments on corporate debt (e)	$—	$(1)	$(462)	$(3)
Payments related to Cash Conversion Option (h)	—	—	(83)	—
Proceeds from the settlement of Note Hedge (h)	—	—	83	—
Net cash used for scheduled principal payments on project debt (i)	(2)	(6)	(29)	(56)
Payment of equipment capital leases (g)	(1)	—	(1)	—
Voluntary prepayment of corporate debt (e)	—	—	(95)	—
Fees incurred for debt redemption	—	—	(29)	—
Total debt repayments	$(3)	$(7)	$(616)	$(59)

Covanta Holding Corporation
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow (continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Borrowing activities - Revolving credit facility, net (e)	$(35)	$(16)	$35	$50
Effect of exchange rate changes on cash and cash equivalents	$(2)	$(2)	$(5)	$(1)
Net change in cash and cash equivalents	$1	$(47)	$(106)	$(38)

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

Maintenance capital expenditures	$(23)	$(20)	$(101)	$(87)
Capital expenditures associated with organic growth initiatives	(13)	(17)	(42)	(78)
Capital expenditures associated with the New York City contract	(14)	(11)	(59)	(23)
Capital expenditures associated with construction of Dublin EfW facility	(14)	—	(14)	—
Total capital expenditures associated with the organic growth initiatives, New York City contract and Dublin EfW facility	(41)	(28)	(115)	(101)
Total purchases of property, plant and equipment	$(64)	$(48)	$(216)	$(188)

(b)  Growth investments includes investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures. Other organic growth investments include investments primarily in our TARTECH joint venture.

Capital expenditures associated with organic growth initiatives	$(13)	$(17)	$(42)	$(78)
Capital expenditures associated with the New York City contract	(14)	(11)	(59)	(23)
Capital expenditures associated with Dublin EfW facility construction	(14)	—	(14)	—
Other organic growth investments	—	(1)	(1)	(4)
Acquisition of business, net of cash acquired	—	(8)	(13)	(57)
Other investments in connection with the Dublin EfW facility	2	—	(14)	—
Total growth investments	$(39)	$(37)	$(143)	$(162)

(c) Other investing activities includes net payments from the purchase/sale of investment securities.

(d) Excludes borrowings under Revolving Credit Facility. Calculated as follows:

Proceeds from borrowings on long-term debt (e)	$—	$—	$412	$22
Less: Financing costs related to issuance of long-term debt	—	—	(7)	(1)
Net proceeds from issuance of corporate debt (e)	$—	$—	$405	$21

Covanta Holding Corporation
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow (continued)

(e) During the first quarter in 2014, we completed the following financing transactions:
• We issued $400 million aggregate principal amount 5.875% senior notes due 2024. The proceeds of the Notes were used for general corporate purposes including to repay, at maturity, the 3.25% Cash Convertible Notes due June 1, 2014.

• We amended our credit facilities. The amendment: (i) raised the revolving credit facility maximum available credit by a $100 million to $1.0 billion; (ii) extended the maturity of the revolving credit facility by two additional years through March 2019; and (iii) reduced the interest rate on the term loan by 25 basis points.

• We made a voluntary prepayment on the term loan of $95 million, consisting of principal and accrued interest.
As a result of these transactions, we recognized a loss on extinguishment of debt of approximately $2 million, pre-tax, consisting of the write-off of deferred financing costs and discounts related to the pre-amended credit facilities. We incurred $10 million in costs related to these transactions which have been paid as of December 31, 2014.

(f) During 2014, we received proceeds from a Junior Term Loan related to our Dublin project.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Proceeds from borrowings on project debt	$—	$—	$63	$—
Less: Funding into escrow	—	—	(63)	—
Net proceeds from issuance of project debt	$—	$—	$—	$—

(g) During 2014, we financed $63 million for equipment related to our New York City contract.

(h) The $460 million of 3.25% Cash Convertible Senior Notes matured on June 1, 2014. Upon maturity, we were required to pay $83 million to satisfy the obligation under the Cash Conversion Option in addition to the principal amount of the 3.25% Notes. We cash-settled the Note Hedge for $83 million effectively offsetting our liability under the Cash Conversion Option.

(i) Calculated as follows:

Total scheduled principal payments on project debt	$(19)	$(30)	$(52)	$(83)
Decrease in related restricted funds held in trust	17	24	23	27
Net cash used for principal payments on project debt	$(2)	$(6)	$(29)	$(56)

Covanta Holding Corporation	Exhibit 8
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Twelve Months Ended December 31, 2014
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$933	$56	$989	$1	$990
Debt service	21	—	21	—	21
Other revenues	7	13	20	1	21
Total waste and service	961	69	1,030	2	1,032
Recycled metals:
Ferrous	61	4	65	—	65
Non-ferrous	28	—	28	—	28
Total recycled metals	89	4	93	—	93
Energy:
Energy sales	325	52	377	37	414
Capacity	32	14	46	—	46
Total energy revenue	357	66	423	37	460
Other revenue	—	95	95	2	97
Total revenue	$1,407	$234	$1,641	$41	$1,682

Operating expenses:
Plant operating expenses:
Plant maintenance	227	17	244	1	245
Other plant operating expenses	600	179	779	31	810
Total plant operating expenses	827	196	1,023	32	1,055
Other operating expenses	(1)	99	98	3	101
General and administrative	—	94	94	3	97
Depreciation and amortization	186	23	209	3	212
Net interest expense on project debt	9	—	9	1	10
Net write-offs	9	41	50	14	64
Total operating expenses	$1,030	$453	$1,483	$56	$1,539

Operating Income (Loss)	$377	$(219)	$158	$(15)	$143

Operating Income (Loss) excluding Net write-offs:	$386	$(178)	$208	$(1)	$207

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations.  “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead.  This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation	Exhibit 8A
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Twelve Months Ended December 31, 2013
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$912	$45	$957	$1	$958
Debt service	35	—	35	—	35
Other revenues	9	5	14	1	15
Total waste and service	956	50	1,006	2	1,008
Recycled metals:
Ferrous	56	—	56	—	56
Non-ferrous	17	—	17	—	17
Total recycled metals	73	—	73	—	73
Energy:
Energy sales	298	48	346	30	376
Capacity	40	15	55	—	55
Total energy revenue	338	63	401	30	431
Other revenue	1	114	115	3	118
Total revenue	$1,368	$227	$1,595	$35	$1,630

Operating expenses:
Plant operating expenses:
Plant maintenance	218	14	232	2	234
Other plant operating expenses	586	141	727	31	758
Total plant operating expenses	804	155	959	33	992
Other operating expenses	(13)	105	92	5	97
General and administrative	—	80	80	2	82
Depreciation and amortization	185	23	208	2	210
Net interest expense on project debt	11	—	11	2	13
Net write-offs	13	2	15	—	15
Total operating expenses	$1,000	$365	$1,365	$44	$1,409

Operating Income (Loss)	$368	$(138)	$230	$(9)	$221

Operating Income (Loss) excluding net write-offs:	$381	$(136)	$245	$(9)	$236

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations.  “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

North America EfW	Exhibit 9
Revenue and Operating Income Changes - FY2013 to FY2014
(Unaudited, $ in millions)

		Same Store						Contract Transitions
	FY2013	Price	%	Volume	%	Total	%	Waste	PPA	Transactions	Total Changes	FY2014
Waste and service:
Waste processing	$912	$11	1.2%	$6	0.6%	$17	1.9%	$(3)	$—	$7	$21	$933
Debt service	35					—		(13)	—	—	(14)	21
Other revenues	9					(2)		—	—	—	(2)	7
Total waste and service	956					14	1.5%	(17)	—	7	5	961
Recycled metals:
Ferrous	56	2	4.3%	4	6.8%	6	11.1%	—	—	1	5	61
Non-ferrous	17	2	13.2%	9	52.4%	11	65.7%	—	—	—	11	28
Total recycled metals	73	5	6.4%	13	17.5%	17	24.0%	—	—	1	16	89
Energy:
Energy sales	298	11	3.8%	7	2.2%	18	6.0%	3	3	3	27	325
Capacity	40					—	-1.1%	—	(7)	—	(8)	32
Total energy revenue	338					17	5.2%	3	(4)	4	19	357
Other revenue	1					—	-11.6%	—	—	—	(1)	—
Total revenue	1,368					49	3.6%	(14)	(4)	11	39	1,407
Operating expenses:
Plant operating expenses:
Plant Maintenance	$218					$5	2.2%	$—	$—	$4	$9	$227
Other plant operating expenses	586					6	1.0%	1	—	7	14	600
Total plant operating expenses	804					11	1.4%	1	—	11	23	827
Other operating expenses	(13)					5		—	8	—	12	(1)
General and administrative	—					—		—	—	—	—	—
Depreciation and amortization	185					—		—	—	2	1	186
Net interest expense on project debt	11					(2)		—	—	—	(2)	9
Total operating expenses	987					13		1	8	13	34	1,021
Operating Income (Loss)	$381					$36		$(16)	$(12)	$(2)	$5	$386

Note: Excludes Net write-offs (gains)
Note: Certain amounts may not total due to rounding

North America EfW									Exhibit 10
Operating Metrics (Unaudited) - Summary of 2013 and 2014 by Quarter

	Three Months Ended				Twelve Months Ended	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Dec 31, Y/Y %
	2013	2013	2013	2013	2013	2014	2014	2014	2014	2014	Change
EfW Waste
Tons: (in millions)
Contracted	3.5	3.9	4.0	3.8	15.2	3.6	4.1	4.2	4.1	16.0	5%
Uncontracted	0.7	0.8	0.9	0.8	3.2	0.8	0.7	0.6	0.6	2.7	(17)%
Total tons	4.1	4.7	4.9	4.7	18.4	4.4	4.8	4.8	4.7	18.7	2%
Total contracted tons (EfW + transfer stations)	3.5	4.0	4.1	3.9	15.4	3.7	4.1	4.2	4.1	16.1	4%
% of EfW	85%	84%	84%	83%	84%	83%	87%	87%	87%	86%
Revenue per ton:
Contracted	$49.86	$48.22	$46.10	$51.59	$48.89	$49.88	$48.39	$45.84	$50.67	$48.65	—%
Uncontracted	$49.98	$53.92	$52.48	$54.15	$52.79	$51.08	$59.17	$59.52	$60.44	$57.22	8%
Average revenue per ton	$49.88	$49.23	$47.24	$52.05	$49.57	$50.09	$49.89	$47.61	$51.96	$49.87	1%

EfW Energy
Energy sales: (MWh in millions)
Contracted	0.9	0.9	0.9	0.9	3.6	0.7	0.8	0.8	0.8	3.2	(11)%
Hedged	0.2	0.2	0.2	0.3	0.8	0.3	0.3	0.3	0.4	1.4	71%
Market	0.2	0.2	0.3	0.3	1.0	0.2	0.2	0.3	0.3	1.1	10%
Total energy sales	1.2	1.3	1.4	1.4	5.3	1.3	1.4	1.5	1.5	5.6	5%

Market sales by geography:
PJM East	0.1	0.1	0.2	0.2	0.6	0.1	0.1	0.1	0.1	0.4	(40)%
NEPOOL	—	0.1	0.1	0.1	0.3	0.1	0.1	0.1	0.1	0.3	26%
NYISO	—	—	—	—	—	—	—	—	—	—	—%
Other	—	—	—	—	0.1	0.1	0.1	0.1	0.1	0.3	494%

Revenue per MWh (excludes capacity):
Contracted	$64.87	$63.82	$63.42	$63.57	$63.92	$70.66	$68.07	$64.94	$66.93	$67.56	6%
Hedged	$39.75	$39.86	$38.60	$38.37	$39.01	$41.57	$43.20	$42.49	$44.14	$42.87	10%
Market	$41.07	$37.99	$41.88	$42.35	$40.88	$86.29	$43.29	$40.33	$38.61	$49.12	20%
Average revenue per MWh	$58.17	$55.97	$55.09	$55.07	$56.01	$65.21	$57.77	$54.54	$55.70	$58.06	4%

Metals
Tons Sold: (in thousands)
Ferrous	70	75	84	82	311	77	85	92	87	340	9%
Non-ferrous	4	5	5	6	20	6	8	8	8	30	46%

Revenue per ton:
Ferrous	$179	$176	$172	$185	$178	$201	$204	$204	$151	$190	7%
Non-ferrous	$929	$841	$876	$792	$852	$963	$963	$984	$939	$962	13%

EfW plant operating expenses ($ in millions)
Plant operating expenses - gross	$251	$221	$200	$210	$882	$250	$229	$203	$213	$896	2%
Less: Client pass-through costs	(17)	(18)	(16)	(20)	(71)	(15)	(15)	(12)	(17)	(59)	(16)%
Less: REC sales - contra-expense	(1)	(2)	(2)	(2)	(7)	(2)	(3)	(3)	(2)	(10)	35%
Plant operating expenses - reported	$233	$201	$182	$188	$804	$233	$211	$188	$194	$827	3%
Client pass-throughs as % of gross costs	6.8%	8.1%	7.9%	9.6%	8.0%	6.0%	6.6%	5.9%	8.0%	6.6%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Discussion of Non-GAAP Financial Measures

We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted income per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA

We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of December 31, 2014 of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of December 31, 2014, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis, less the results of operations of our insurance subsidiaries.

Under the credit facilities as of December 31, 2014, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of December 31, 2014. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.

These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
- maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

- minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and twelve months ended December 31, 2014 and 2013, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.

Free Cash Flow

Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and twelve months ended December 31, 2014 and 2013, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.

Adjusted EPS

Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.

We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and twelve months ended December 31, 2014 and 2013, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities;

•	our ability to renew or replace expiring contracts at comparable pricing and with other acceptable terms;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to utilize net operating loss carryforwards;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2013 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.